Exhibit 10.2

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is dated as of February 5, 2023, by and between Cascadia Acquisition Corp., a Delaware corporation (“Cascadia”), and the Persons set forth on Schedule A (each, a “Shareholder” and, collectively, the “Shareholders”). Each of Cascadia and the Shareholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Cascadia, CAC MergerSub, Inc., a Washington corporation (“Merger Sub”), and RealWear, Inc., a Washington corporation (the “Company”) entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended or modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Cascadia, and each Company Share (including the Subject Company Securities (as defined below)) will be converted into the right to receive a portion of the Exchange Share Consideration, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, each Shareholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the number and class or series (as applicable) of issued and outstanding Equity Securities of the Company set forth on Schedule A hereto (the “Owned Securities”, and together with any other Equity Securities of the Company that such Shareholder acquires record and beneficial ownership after the date hereof and prior to the Closing Date, collectively, the “Subject Company Securities”); and

WHEREAS, in consideration for the benefits to be received by each Shareholder under the terms of the Business Combination Agreement and as a material inducement to Cascadia and Merger Sub agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, each Shareholder desires to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Company Shareholder Consent and Related Matters.

(a) As promptly as reasonably practicable and in any event within two (2) Business Days following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act, each Shareholder, in such Shareholder’s capacity as a stockholder of the Company, shall duly execute and deliver to the Company and Cascadia the Company Shareholder Written Consent under which such Shareholder shall irrevocably and unconditionally consent, as applicable, with respect to the Subject Company Securities to: (i) the adoption and approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger); (ii) exercise all of such Shareholder’s Company Warrants in full on a cashless basis or terminate such Company Warrants without exercise, as applicable, in accordance with their respective terms; and (iii) the approval of the conversion of each outstanding Company Preferred Share as of immediately prior to the Effective Time into one Company

Common Share as of immediately prior to the Effective Time. Without limiting the generality of the foregoing, (i) prior to the Closing, each Shareholder shall vote (or cause to be voted) the Subject Company Securities in favor of and/or consent to any such other matters, actions or proposals necessary or reasonably requested by the Company or Cascadia for consummation of the Merger or the other transactions contemplated by the Business Combination Agreement and (ii) prior to the Closing, each Shareholder shall vote (or cause to be voted) against, and withhold consent with respect to, (A) any Company Acquisition Proposal or any proposal or offer that constitutes or could reasonably be expected to lead to a Company Acquisition Proposal, (B) any other matter, action or proposal that would reasonably be expected to result in a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (C) any of the conditions to the Closing set forth in Sections 6.2(a) and 6.2(b) of the Business Combination Agreement not being satisfied; provided, that nothing in this Agreement shall preclude a Shareholder from exercising full power and authority to vote the Subject Company Securities in such Shareholder’s sole discretion for or against, and the proxy granted pursuant to this Agreement shall not cover, any proposal submitted to a vote of the stockholders of the Company (1) that decreases the amount or changes the form of the consideration payable to such Shareholder or (2) that imposes any material restrictions or additional conditions on the consummation of the Merger or the payment of the portion of the Exchange Share Consideration to such Shareholder, in the case of either clause (1) or (2), not contemplated by the Business Combination Agreement or the Ancillary Documents.

(b) Without limiting any other rights or remedies of Cascadia, each Shareholder hereby irrevocably appoints Cascadia or any officer of Cascadia designated by Cascadia as such Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, (i) to attend on behalf of such Shareholder any meeting of the Company Shareholders with respect to the matters described in Section 1(a), (ii) to include the Subject Company Securities in any computation for purposes of establishing a quorum at any such meeting of the Company Shareholders and (iii) to vote (or cause to be voted), or deliver a written consent (or withhold consent) with respect to, the Subject Company Securities on the matters specified in, and in accordance and consistent with, Section 1(a) in connection with any meeting of the Company Shareholders or any action by written consent by the Company Shareholders (including the Company Shareholder Written Consent), in each case, in the event that such Shareholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by each Shareholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Cascadia entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by such Shareholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Shareholder and shall revoke any and all prior proxies granted by such Shareholder with respect to the Subject Company Securities, other than that certain proxy in Section 4.2 of the Second Amended and Restated Voting Agreement, dated as of February 11, 2022, by and among the Company and certain shareholders party thereto. The vote or consent of the proxyholder in accordance with Section 1(a) and with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Securities and a vote or consent by such Shareholder of the Subject Company Securities (or any other Person with the power to vote or provide consent with respect to the Subject Company Securities) with respect to the matters described in Section 1(a).

2. Other Covenants and Agreements.

(a) Each Shareholder agrees that such Shareholder shall be bound by and subject to (A) Section 5.3 (Confidentiality), Section 5.5 (Public Announcements), Section 5.7 (Company Exclusive Dealing) and Section 8.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Shareholder is directly party thereto.

(b) Each Shareholder acknowledges and agrees that Cascadia and Merger Sub are entering into the Business Combination Agreement in reliance upon such Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for such Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Cascadia and the other Cascadia Parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

3. Shareholder Representations and Warranties. Each Shareholder represents and warrants to Cascadia as follows:

(a) If such Shareholder is an entity, such Shareholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) Such Shareholder has, if such Shareholder is an entity, the requisite corporate, limited liability company or other similar power and authority, and if such Shareholder is a person, the capacity, right and authority, to execute and deliver this Agreement, to perform such Shareholder’s covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. If such Shareholder is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Shareholder. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid, legal and binding agreement of such Shareholder (assuming that this Agreement is duly authorized, executed and delivered by Cascadia), enforceable against such Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of such Shareholder with respect to such Shareholder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of such Shareholder’s covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by such Shareholder, the performance by such Shareholder of any of such Shareholder’s covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) to the extent Shareholder is in an entity, result in any breach of any provision of such

Shareholder’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Shareholder or any of such Shareholder’s properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Securities, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of such Shareholder’s covenants, agreements or obligations hereunder in any material respect.

(e) Such Shareholder is the record and beneficial owner of the Owned Securities and has valid, good and marketable title to the Owned Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Laws, the governing documents of the Company or under the Second Amended and Restated Investors’ Rights Agreement, dated as of February 11, 2022, by and among the Company and certain shareholders party thereto). Except for the Equity Securities of the Company set forth on Schedule A hereto, together with any other Equity Securities of the Company that such Shareholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to or acquired in accordance with Section 5.1(b)(vi) of the Business Combination Agreement, such Shareholder does not own, beneficially or of record, any Equity Securities of any Group Company or have the right to acquire any Equity Securities of any Group Company. Such Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Owned Securities and, except for this Agreement and the Business Combination Agreement, such Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer any of the Subject Company Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Securities that would adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of such Shareholder’s covenants, agreements or obligations hereunder in any material respect.

(f) There is no Proceeding pending or, to such Shareholder’s knowledge, threatened in writing against or involving such Shareholder or any of such Shareholder’s Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) Such Shareholder, on such Shareholder’s own behalf and on behalf of such Shareholder’s Representatives, acknowledges, represents, warrants and agrees that (i) such Shareholder has conducted such Shareholder’s own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Cascadia Parties and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which such Shareholder is or will be a party and (ii) such Shareholder has been furnished with or given access to such documents and information about the Cascadia Parties, their respective businesses and operations, and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which such Shareholder is or will be a party as such Shareholder and such Shareholder’s Representatives have deemed necessary to enable such Shareholder to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which such Shareholder is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Documents to which such Shareholder is or will be a party, such Shareholder has relied solely on such Shareholder’s own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which such Shareholder is or will be a party and no other representations or warranties of any Cascadia Party (including, for the avoidance of doubt, none of the representations or warranties of any Cascadia Party set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and such Shareholder, on such Shareholder’s own behalf and on behalf of such Shareholder’s Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which such Shareholder is or will be a party, none of the Cascadia Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

4. Transfer of Subject Company Securities. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of Cascadia (such consent to be given or withheld in its sole discretion), from and after the date hereof, each Shareholder agrees not to (a) directly or indirectly, sell, transfer, assign, pledge, mortgage, exchange, hypothecate, grant a security interest or encumbrance in or dispose of an interest in (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise) any of the Subject Company Securities, (b) enter into (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer the Subject Company Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Securities, (c) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (a) or (b) or (d) publicly announce any intention to effect any of the actions set forth in clauses (a) or (b) (each, a “Transfer”); provided, however, that the foregoing shall not apply to any Transfer (A) to any Affiliates of such Shareholder; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) in the case of an entity that is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (F) in the case of an entity, by virtue of such Shareholder’s organizational documents upon liquidation or dissolution of such Shareholder; (G) by virtue of the Company’s organizational documents upon liquidation or dissolution of the Company; (H) to the Company for no value for cancellation in connection with the consummation of the Transactions; or (I) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (A) through (H); provided, that each Shareholder shall, and shall cause any transferee of any Transfer of the type set forth in clauses (A) through (F) or (I), to enter into a written agreement in form and substance reasonably satisfactory to Cascadia, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of such Shareholder hereunder and the making of all the representations and warranties of such Shareholder set forth in Section 3 with respect to such transferee and such Shareholder’s Subject Company Securities received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer.

5. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Effective Time, (b) the termination of the Business Combination Agreement prior to the Closing in accordance with its terms and (c) the written agreement of Cascadia and the Shareholders. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Shareholder from liability arising in respect of any breach of this Agreement prior to such termination. Section 2, and Sections 5 to 12 of this Agreement shall survive the termination of this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) each Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and beneficial owner of the Subject Company Securities, and not in such Shareholder’s capacity as a director, officer or employee of any Group Company or in such Shareholder’s capacity as a trustee or fiduciary of any Company Equity Plan, as applicable and (b) nothing herein will be construed to limit or affect any action or inaction by such Shareholder or any representative of such Shareholder serving as a member of the board of directors of any Group Company or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company.

7. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein and except for claims based on or for fraud, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company or any Company Affiliated Party (other than any Shareholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any Cascadia Affiliated Party, and (b) none of the Company, any Company Affiliated Party (other than any Shareholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any Cascadia Affiliated Party shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement, except, in each case, as provided herein.

8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) by delivery in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or (iii) by nationally recognized overnight delivery service to the other Parties as follows:

If to Cascadia, to:

Cascadia Acquisition Corp.

Jamie Boyd

Chief Executive Officer

1000 2nd Ave., Suite 1200

Seattle, Washington 98104

Email: jboyd@cascadiaacquisitioncorp.com

with a copy to:

Perkins Coie LLP

1120 N.W. Couch Street Tenth Floor

Portland, Oregon 97209

Attention: Gina Eiben

Email: GEiben@perkinscoie.com

If to any Shareholder, to the address set forth below such Person’s name on Schedule I hereto;

or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth above.

9. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholders and Cascadia. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without Cascadia’s prior written consent (in the case of the Shareholders) and the Shareholders’ written consent (in the case of Cascadia) (in each case, to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 10 shall be void.

11. No Challenges. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Cascadia, the Company or any of their respective successors or directors: (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement; or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Business Combination Agreement or any of the other Ancillary Documents or the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, nothing herein shall limit or restrict the ability of the Shareholders to enforce their rights under this Agreement or any other Ancillary Document to which such Person is a party or seek any other remedies with respect to any breach of this Agreement or such other Ancillary Document by any other party to this Agreement or such other Ancillary Document, including by commencing any action in connection with this Agreement or any other Ancillary Document.

12. Further Assurances. Each Shareholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement and the other Ancillary Documents.

13. No Inconsistent Agreement. Each Shareholder represents and covenants that such Shareholder has not, in such Person’s capacity as a shareholder of the Company, entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Shareholder’s obligations under this Agreement.

14. Fees and Expenses. Without limiting Cascadia’s rights under the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

15. Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

16. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Cascadia any direct or indirect ownership or incidents of ownership of or with respect to the Subject Company Securities. All rights, ownership and economic benefits of and relating to the Subject Company Securities shall remain vested in and belong to the Shareholders, and Cascadia shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Shareholders in the voting of any of the Subject Company Securities, except as otherwise provided herein with respect to the Subject Company Securities. Without limiting the foregoing, nothing in this Agreement shall obligate or require the Shareholders to exercise an option to purchase any Company Shares.

17. Liability. The liability of any Shareholder under this Agreement is several and not joint. Notwithstanding any other provision of this Agreement, in no event will any Shareholder be liable for any other Shareholder’s breach of such other Shareholder’s obligations under this Agreement.

18. Disclosure. Each Shareholder authorizes Cascadia to publish and disclose in any announcement or disclosure relating to the Transactions, including any such announcement or disclosure required or requested by the SEC (or as otherwise required or requested pursuant to any applicable Laws or any other Governmental Entities), such Shareholder’s identity and ownership of the Subject Company Securities, the nature of such Shareholder’s obligations under this Agreement and a copy of this Agreement, if reasonably deemed appropriate by Cascadia. Each Shareholder will promptly provide any information reasonably requested in writing by Cascadia for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including, for the avoidance of doubt, any filings by Cascadia with the SEC).

19. Acknowledgements. The Parties each acknowledge that (a) Perkins Coie LLP, counsel for Cascadia, is representing Cascadia in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the Transactions and (b) Perkins Coie LLP is not representing the Shareholders in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents or the Transactions. Each Shareholder acknowledges that such Shareholder has had the opportunity to consult with such Shareholder’s own counsel.

20. Miscellaneous. Sections 8.1, 8.5, 8.7, 8.10, 8.11, and 8.15–8.17 of the Business Combination Agreement shall apply to this Agreement, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

CASCADIA ACQUISITION CORP.

By:
Name:
Title:

[SHAREHOLDER]

By:
Name:
Title: